Exhibit 99.1

                              AGREEMENT TO BE BOUND

                         BY VOICESTREAM VOTING AGREEMENT

         The undersigned, TDSI Corporation, being the transferee from Telephone and Data Systems, Inc. ("TDS") of 35,570,493 shares of the common stock, par value $.001 per share, of VoiceStream Wireless Corporation, a Delaware corporation (the "Company"), as a condition to the receipt of such shares, acknowledges that matters pertaining to the voting of such shares is governed by the Voting Agreement among the Company and certain stockholders of the Company ("Company Stockholders"), as accepted by TDS on May 4, 2000, and as amended by the First Amended and Restated Voting Agreement dated as of July 23, 2000 among the Company, Company Stockholders, TDS and Deutsche Telekom, AG (collectively, the "Agreement"), and hereby (1) acknowledges receipt of a copy of the Agreement, and (2) agrees to be bound, to the same extent as TDS has heretofore been bound, by the terms of the Agreement, as the same has been or may be amended from time to time.

                  Agreed to this 27th day of December, 2000.

                                       TDSI CORPORATION


                                       By:      /s/ LeRoy T. Carlson, Jr
                                                --------------------------------
                                                Name:    LeRoy T. Carlson, Jr.
                                                Title:   President


                  Address for notice:

                           TDSI Corporation
                           c/o Telephone and Data Systems, Inc.
                           30 North LaSalle, Suite 4000
                           Chicago, Illinois  60602
                           Attn:  Chairman
                           Telecopy No.:  312-630-9299

                  with a copy to:

                           Sidley & Austin
                           One First National Plaza
                           Chicago, Illinois  60603
                           Attn:  Michael G. Hron, Esq.
                           Telecopy No.:  312-853-7036